Exhibit 99.2

Shift Raises Third Quarter Outlook for Adjusted Gross Profit and Adjusted Gross Profit per Unit (“GPU”), as Second Quarter GPU Increases 57% YoY

Second Quarter GPU at $2,306, driven by smart, diligent acquisitions through the COVID lockdowns

Senior Management Provides Operational and Financial Update

SAN FRANCISCO -- August 31, 2020 -- Shift Technologies Inc. (“Shift” or the “Company”), a leading end-to-end ecommerce platform on a mission to make buying or selling a used car fun, fair, and accessible for everyone, today announced it is raising its third quarter outlook for adjusted gross profit and adjusted gross profit per unit (“GPU”). The Company also announced that its senior management team will offer a deeper dive into certain business operations as well as provide a financial update. On June 29, 2020, Shift and Insurance Acquisition Corp. (Nasdaq: INSU), a publicly traded special purpose acquisition company, announced a business combination that will bring the newest pure-play in used car ecommerce to the public markets. Upon closing, the newly combined company will be listed on NASDAQ under a new ticker symbol, SFT. Additional information about the transaction can be found at the end of this press release.

Toby Russell, Shift Co-CEO, commented, “We are pleased to report strong second quarter results, with units and revenue in line with our prior guidance, and 41% outperformance in GPU, relative to our original expectations. Despite the near-term macroeconomic uncertainty, we are increasing our Q3 adjusted gross profit and GPU guidance by 10%. We believe our results are evidence of the strength of our model and our ability to execute on our growth strategy. We took a conservative approach to inventory acquisition during the lockdowns from March through May which drove strong GPU for July, ahead of our prior expectations, and were able to significantly grow our inventory throughout the summer to meet consumer demand. “

George Arison, Shift Co-CEO added, “We are delivering on our mission to offer an easy, convenient car ownership experience for our customers. In the near-term, our strategy is to increase penetration in our existing markets, execute on our geographic expansion plans, and offer high-quality ancillary products while delivering an exceptional customer experience. The macroeconomic environment is accelerating a digital transformation in the car industry and we are benefitting from secular tailwinds. We have a massive market opportunity ahead of us and will continue to execute on our strategy to drive long-term growth.”

Q2 2020 Financial Results Commentary

Shift’s Q2 2020 business strategy was to focus on maintaining strong unit economics coming out of the initial COVID shelter-in-place ordinances, while continuing to position the Company well for sustained long-term growth.

As a result of this strategy, GPU was 41% ahead of the Company’s prior expectations, while unit sales and revenue were in-line with its prior expectations. Second quarter and year to date results demonstrate the Company’s ability to successfully execute on acquiring highly sought after inventory that delivers higher margins.

1

Total unit sales in Q2 were 2,296 units, generating revenue of $32.4 million, down from 2,761 units and revenue of $42.5 million in Q2 2019. The decrease in unit sales and revenue was primarily driven by its strategy to focus on selective inventory acquisitions during the shelter-in-place ordinances to optimize margin and reduce risk. Weekly sales volumes returned to pre-COVID levels five weeks following the ordinances and since late May, the Company has been accelerating its acquisitions to rebuild inventory and meet the growing consumer demand, with August unit sales projected to be double April’s volume.

Total Q2 Gross Profit was $3.5 million or 11.0% of total revenue, up from (0.9)% in Q2 2019. GPU was $2,306, up from $1,467 in Q2 2019. The outperformance on gross margin and GPU was driven primarily by smart, diligent acquisitions through the COVID lockdowns and strong performance in its wholesale business.

The Company has continued to benefit from increased demand for lower cost vehicles, with ecommerce unit sales increasing to 834 units in July at a GPU of $2,1481. The increase in demand is evidenced by the performance in the Company’s “value” segment. Shift is unique among ecommerce retailers in offering value cars, and this segment has represented 29% of total ecommerce unit sales year-to-date through the end of July.

1July GPU of $2,148 is calculated as GAAP Total Gross Profit (unaudited) of $1,604 thousand adjusted by $187 thousand of non-repair labor for an Adjusted Total Gross Profit of $1,791 thousand and 834 ecommerce units sold. Adjusted Gross Profit per Unit (“GPU”) is calculated as Adjusted Total Gross Profit divided by the number of ecommerce units.

Outlook

Due to outperformance in July, primarily driven by attractive pricing conditions in the market and its conservative acquisition strategy amid the initial COVID downturn, Shift is increasing its prior adjusted gross profit and GPU guidance for the third quarter of 2020, and reiterating its prior unit sales and revenue outlook.

Cindy Hanford, Shift CFO, commented, “We are making decisions to optimize our business and will continue investing to drive long-term growth. We expect supply and demand in the industry to begin to normalize, and as such, we anticipate accelerated revenue growth of over 70% year-over-year in the second half of 2020, with adjusted gross profit margin in the mid- to high-single digits for 2H20.”

2

Business and Operational Presentation

Shift’s senior management team will provide a comprehensive business overview, including a deep dive into its business operations, technology platform, marketing strategy and financial performance today, August 31, 2020. The presentation will be made available on Shift’s website at https://shift.com/about, and will be filed by Insurance Acquisition Corp. (NASDAQ: INSU) with the SEC .

About Shift

Shift is an e-commerce platform on a mission to make car-buying convenient, fair, and accessible for everyone. With instant quotes and at-home pickup, Shift saves sellers time and money. Buyers have access to Shift’s bookable at-home test drives and white glove service. Shift’s 150+-point inspection and seven-day return guarantee help consumers buy and sell with confidence. For more information please visit https://shift.com/.

About Insurance Acquisition Corp.

Insurance Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.  Insurance Acquisition Corp. raised $150.6M in its initial public offering in March 2019. Insurance Acquisition Corp.’s securities are quoted on the NASDAQ stock exchange under the ticker symbols INSU, INSUW and INSUU.

Caution Regarding Forward Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated and projected financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Insurance Acquisition Corp. (“INSU”), Shift or the combined company after completion of the business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger and the proposed business combination contemplated thereby; (2) the inability to complete the transactions contemplated by the Agreement and Plan of Merger due to the failure to obtain approval of the stockholders of Insurance Acquisition Corp. or other conditions to closing in the Agreement and Plan of Merger; (3) the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the Agreement and Plan of Merger; (4) the risk that the proposed transaction disrupts current plans and operations of Shift as a result of the announcement and consummation of the transactions contemplated by the Agreement and Plan of Merger; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (9) the operational and financial outlook of Shift; (10) the ability for Shift to execute its growth strategy; and (11) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by Insurance Acquisition Corp. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Insurance Acquisition Corp. and Shift undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

3

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Insurance Acquisition Corp. and Shift believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of Shift. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the Investor Presentation filed with the SEC today by Insurance Acquisition Corp., including the footnotes on the slides contained therein where these measures are discussed and page 57 of such presentation for a description of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most comparable GAAP numbers. Additionally, to the extent that forward-looking non-GAAP financial measures are provided in this press release, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

This press release provides outlook for both Adjusted Gross Profit and Adjusted Gross Profit per Unit. These non-GAAP financial measures are provided because Shift uses such measures in evaluating its financial results and trends and as an indicator of business performance. Insurance Acquisition Corp. and Shift are not providing a quantitative reconciliation with respect to these forward-looking non-GAAP measures in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated.

Additional Information About the Transaction and Where to Find It

INSU has filed with the SEC a Registration Statement on Form S-4, which includes a preliminary proxy statement/prospectus in connection with the merger and will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. INSU’s stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and to read, when available, the definitive proxy statement/prospectus in connection with INSU’s solicitation of proxies for its stockholders’ meeting to be held to approve the merger because the proxy statement/prospectus contains important information about INSU, Shift and the merger. The definitive proxy statement/prospectus will be mailed to stockholders of INSU as of a record date to be established for voting on the merger. Stockholders will also be able to obtain copies of the Registration Statement on Form S-4 and the definitive proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Insurance Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, Attn: Joseph Pooler.

4

Participants in Solicitation

INSU, Shift and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of INSU’s stockholders with respect to the approval of the merger. Information regarding INSU’s directors and officers and a description of their interests in INSU is contained in the preliminary proxy statement/prospectus for the merger. Additional information regarding the participants in the proxy solicitation, including Shift’s directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, is included in the preliminary proxy statement/prospectus for the merger and will be included in the definitive proxy statement/prospectus for the merger when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to INSU as described above under “Additional Information About the Transaction and Where to Find It.”

In connection with the merger, at any time prior to the special meeting to approve the merger, certain existing INSU stockholders, which may include certain of INSU’s officers, directors and other affiliates, may enter into transactions with stockholders and other persons with respect to INSU’s securities to provide such investors or other persons with incentives in connection with the approval and consummation of the merger. While the exact nature of such incentives has not yet been determined, they might include, without limitation, arrangements to purchase shares from or sell shares to such investors and persons at nominal prices or prices other than fair market value. These stockholders will only effect such transactions when they are not then aware of any material nonpublic information regarding INSU, Shift or their respective securities.

Investor Relations:

Mark Roberts, Blueshirt Capital Markets

IR@shift.com

Media Contact:

Jeff Fox, The Blueshirt Group

jeff@blueshirtgroup.com

5